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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF ACMAT CORPORATION

     Listed are the subsidiaries of ACMAT Corporation:

                                                                             STATE OF
NAME                                                          OWNERSHIP    INCORPORATION
----                                                          ----------   -------------
ACMAT Companies, Inc. ......................................     100%        Delaware
AMINS, Inc. ................................................     100%      Connecticut
Geremia Electric Co. .......................................     100%      Connecticut
ACSTAR Holdings, Inc. ......................................     100%        Delaware
ACSTAR Insurance Co.(1).....................................     100%        Illinois
ACMAT of Texas, Inc. .......................................     100%        Delaware
United Coastal Insurance Company(2).........................      66%        Arizona

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(1) Owned 100% by ACSTAR Holdings, Inc.

(2) Owned 66% by ACMAT Corporation and 34% by ACSTAR Insurance Company

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